Exhibit 10.4

AMENDED AND RESTATED

WALTER INDUSTRIES, INC. DIRECTORS’ DEFERRED FEE PLAN

1.             Establishment of Plan

The Walter Industries, Inc. Directors’ Deferred Fee Plan (The Plan) has been established by Walter Industries. Inc. (the Company) for eligible members of the Board of Directors (the Board) of the Company.

2.             Eligibility

Each person who is elected to be a member of the Board and who is not an employee of the Company or any of its subsidiaries is eligible to elect to participate in the Plan.

3.              Participation

An eligible Board member may elect to become a Participant and as such to defer all or a portion of the fees to which he may thereafter be entitled as a Director (not including travel expenses) by completing and signing an Election to Participate in the Walter Industries, Inc. Directors’ Deferred Fee Plan in any calendar quarter subsequent to the quarter in which he is elected to office as a Director. A Director electing to participate (Participant) shall designate whether his fees are to be credited to an “Income Account” or to a “Stock Equivalent Account,” or divided in any manner between such two accounts. Such election may be revoked or amended, only with regard to fees covering the Participant’s services as a Director pursuant to a later term of office and only if the revocation or amendment is conveyed in writing to the Company prior to the beginning of said later term of office. Absent such revocation or amendment an election shall be effective for all subsequent terms of office.

4.             Operation of Plan

a)             Income Account

An electing Participant’s fees otherwise payable shall be credited as a dollar amount to the Participant’s Income Account on the date the fee would have otherwise been paid. At the end of each calendar quarter each Participant’s Income Account will be credited with interest at an annual rate equal to the yield of a 10-year U.S. Treasury Note as of the beginning of such calendar quarter plus 1.00%. Interest shall be computed on the basis of the beginning monthly credit balance in the Participant’s Income Account during such quarter.

b)             Stock Equivalent Account

On the first business day of each calendar quarter, an electing Participant’s fees otherwise payable during the preceding calendar quarter shall be converted into Stock Equivalent Shares equal in number to the maximum number of shares of the Company’s common stock, or fraction thereof, to the nearest one hundredth of one share, which could be purchased with such dollar amount at the closing market price for such stock on that date, or if that date is not a trading date, on the next date that is a trading date.  If the electing Participant is not serving as a Director on the first business day of any calendar quarter due to death, resignation or removal (a “Termination Event”), such electing Participant’s fees otherwise payable prior to the Termination Event shall, no later than the tenth day after the Termination Event, be converted into Stock Equivalent Shares equal in number to the maximum number of shares of the Company’s common stock, or fraction thereof, to the nearest one hundredth of one share, which could be purchased with such dollar amount at the closing market price for such stock on that date, or if that date is not a trading date, on the next date that is a trading date.

On each dividend payment date an amount equal to the cash dividend which would have been payable had the Participant been the actual owner of the number of shares of the Company’s common stock reflected as Stock Equivalent Shares in his Stock Equivalent Account shall be credited to such account, and such amount shall be converted to equivalent shares, as set forth above, based on the market price of the common stock on such dividend payment date. Stock Equivalent Shares shall be appropriately adjusted in the event of any stock dividends, stock splits or any other similar changes in the Company’s common stock.

5.             Payments

In January of the year determined by the Participant pursuant to an election filed with the Secretary of the Company, which may be any calendar year following the year in which the Participant has his 72nd birthday or which may be the year of the Participant’s first termination of his services as a Director (Payment Date), payment of the Income Account and the Stock Equivalent Account shall be made in cash to the Participant in one, five, ten or fifteen annual installments as shall be determined by the Participant.  Each annual installment payment shall be made no later than January 30, beginning with the first Payment Date.  Until complete payment of a Participant’s Deferred Fee Accounts, such accounts shall be appropriately adjusted from time to time in accordance with paragraphs 4(a) and 4(b) above.  In the event of a Participant’s death, payment of all or the remaining portion of his Deferred Fee Accounts will continue to be made to his beneficiary or beneficiaries in the series of annual installments determined by the Participant.  In the absence of an election filed by the Participant with the Secretary of the Company, the entire balance of a Participant’s Income Account and Stock Equivalent Account shall be paid in a lump sum to the Participant (or in the event of a Participant’s death, to his beneficiary or beneficiaries) in a lump sum between January 1 and January 30 of the calendar year following the year of the Participant’s termination of services as a director.

6.             General

a)                                      Each Participant, or former Participant entitled to payment of deferred fees hereunder, from time to time may name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any such deferred fees are to be paid in case of his death before he receives any or all of such fees. Each designation will revoke all prior designations by the same Participant or former Participant, shall be in form prescribed by the Company, and will be effective only when filed by the Participant or former Participant in writing with the Company during his lifetime. In the absence of any such designation, any fees remaining unpaid at a Participant’s or former Participant’s death shall be paid to his estate.

b)                                   Establishment of the Plan and coverage of any person shall not be construed to confer any right on the part of such person to be nominated for reelection, or to be re-elected, to the Board of Directors of the Company.

c)                                    Deferred fees hereunder are not in any way subject to the debts or other obligations of persons entitled thereto, and may not be voluntarily or involuntarily sold, transferred or assigned. When a person entitled to a payment under the Plan is under legal disability or, in the Company’s opinion, is in any way incapacitated so as to be unable to manage his financial affairs, the Company may direct that payment be made to such person’s legal representative, if any, and if none the Company may at its election make payment to such person’s spouse or otherwise apply such payment for such person’s benefit in any manner it deems proper. Any payment made in accordance with the preceding sentence shall be in complete discharge of the obligation of the Company or any of its subsidiaries to make such payment under the Plan.

d)                                   The establishment of Deferred Fee Accounts for a Participant shall give him no right or security interest in any asset of the Company or any of its subsidiaries, and no trust relationship with respect to such accounts is intended. The right of the Participant or his beneficiary to receive a distribution under this Plan shall be an unsecured claim against the general assets of the Company, and neither the Participant nor his beneficiary shall have any. rights in or against any amounts credited to his Deferred Fee Accounts or any other specific asset of the Company. All amounts credited to the Deferred Fee Accounts shall constitute general assets of the Company.

e)                                    A stock Equivalent Account for a Participant shall give him no right to receive either treasury or unissued shares of common or any other classes of stock of the Company.

7.             Amendment and Discontinuance

The Company hereby reserves the right to amend or discontinue the Plan at any time; provided, however, that any amendment or discontinuance of the Plan shall be prospective in operation only and shall not affect the payment of any deferred fees theretofore earned by any Participant or former Participant unless the person affected shall expressly consent thereto.